SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

(032796DTI)



                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              26 HARBOR PARK DRIVE
                         PORT WASHINGTON, NEW YORK 11050

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 20, 2000

TO THE SHAREHOLDERS OF
NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation ("Health Card"), will be held at Health Card's executive offices, 26 Harbor Park Drive, Port Washington, New York at 11:00 a.m., local time, for the following purposes:

     (1)      To elect a board of six (6) Directors.

     (2) To ratify the adoption of Health Card's 2000 Restricted Stock Plan.

     (3) To transact such other business as may properly come before the meeting.

     Only Shareholders of record at the close of business on October 26, 2000 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof.

                                       By Order of the National Medical Health
                                       Card Systems, Inc. Board of Directors



                                       Gerald Shapiro
                                       Secretary

Port Washington, New York
November 9, 2000

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF HEALTH CARD AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

--------------------------------------------------------------------------------

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              26 HARBOR PARK DRIVE
                         PORT WASHINGTON, NEW YORK 11050

                          -----------------------------

                     SUPPLEMENT NUMBER 1 TO PROXY STATEMENT
               PRESENTED TO SHAREHOLDERS FOR THE ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON NOVEMBER 20, 2000

                          ----------------------------


     The Board of Directors of National Medical Health Card Systems, Inc. (the "Company") presents this Supplement Number 1 to its Proxy Statement (the "Proxy Statement") for the Annual Meeting of Shareholders to be held on November 20, 2000 (the "Annual Meeting") to all shareholders of record as of the close of business on October 24, 2000. The Proxy Statement incorrectly reflects the record date with respect to the Annual Meeting as October 26, 2000. The correct record date is October 24, 2000.

Port Washington, New York                  By order of the Board of Directors of
November 9, 2000                           National Medical Health Card
                                           Systems, Inc.


                                           Gerald Shapiro
                                           Secretary

                     NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              26 HARBOR PARK DRIVE
                            PORT WASHINGTON, NY 11050

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 20, 2000

                      ---------------------------------------



     This Proxy Statement is being mailed on or about November 9, 2000 to the Shareholders of record of National Medical Health Card Systems, Inc. ("Health Card") at the close of business on October 26, 2000 in connection with the solicitation of proxies by the Board of Directors of Health Card to be voted at an Annual Meeting of Shareholders to be held on November 20, 2000 at 11:00 a.m. (local time), at Health Card's executive offices located at 26 Harbor Park
Drive, Port Washington, New York 11050, and any and all adjournments or postponements thereof (the "Meeting").

     All shares represented by proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted (1) FOR the named nominees to Health Card's Board of Directors and (2) FOR the ratification of the adoption of Health Card's 2000 Restricted Stock Plan. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

     The total number of shares of Common Stock, par value $.001 per share, of Health Card (the "Common Shares") outstanding and entitled to vote as of October 26, 2000 was 7,121,496. The Common Shares are the only class of securities of Health Card entitled to vote on matters presented to the shareholders of Health Card, each share being entitled to one noncumulative vote. A majority of the Common Shares outstanding and entitled to vote as of October 26, 2000, or 3,560,749 Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only shareholders of record as of the close of business on October 26, 2000 will be entitled to vote. With regard to the election of Directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Shareholders may expressly abstain from voting on Proposal 2 by so indicating on the Proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to shareholders. Broker non-votes will not be counted for the purpose of determining whether a particular proposal has been approved. Since Proposal 2 requires the affirmative vote of the holders of a majority of the votes of the outstanding Common Shares present in preson or represented by proxy at the Meeting (assuming a quorum is present at the Meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

     Any Health Card shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with Health Card written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a shareholder who attends the Meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended proxies should be sent to Health Card at 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Corporate Secretary.

     This Proxy is being solicited by Health Card's Board of Directors. Health Card will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of Health Card shares. Solicitations will be made primarily by mail, but certain Directors, officers or employees of Health Card may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

     A list of Health Card shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose for a period of ten days prior to the Meeting at Health Card's offices, 26 Harbor Park Drive, Port Washington, New York 11050 and also during the Meeting for inspection by any shareholder who is present.

                     EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation paid or awarded by Health Card to the Chief Executive Officer and other executive officers, (collectively, the "Named Executive Officers"), whose salary and bonus exceeded $100,000 in all capacities for the fiscal year ended June 30, 2000:

=================== ========= ================================================= ======================================== ===========
                                           Annual Compensation                          Long-Term Compensation

------------------- --------- ------------------------------------------------- ---------------------------------------- -----------
------------------- --------- ------------ ------------- ---------------------- ---------------------------- ----------- -----------
                                                                                          Awards              Payouts
------------------- --------- ------------ ------------- ---------------------- ---------------------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                                                             Other Annual        Restricted    Securities               All Other
                                                             Compensation       Stock Awards   Underlying    LTIP      Compensation
                                Salary        Bonus               ($)               ($)         Options/     Payouts         ($)
     Name and         Year        ($)          ($)                                              SARs (#)        ($)
Principal Position
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
 Bert E. Brodsky,     2000    182,114 (1)  120,000 (3)        97,310 (5)            -0-            -0-          -0-          -0-
 Chairman of the
      Board

------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1999    403,867 (2)  487,500 (3)        90,717 (5)            -0-            -0-          -0-          -0-
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1998    751,096 (2)   30,000 (3)        47,377 (5)            -0-            -0-          -0-          -0-
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
  Linda Portney,      2000      125,000        -0-            20,140 (6)            -0-            -0-          -0-        499(15)
  Executive Vice                                                                                                           512(16)
   President of
    Operations

------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1999      125,000        -0-            20,027 (7)            -0-            -0-          -0-        952(16)
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1998      125,000        -0-            19,514 (7)            -0-            -0-          -0-        1170(16)
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
   Mary Casale,       2000      100,000    226,936 (4)       4,800 (8)(9)           -0-        255,689(10)      -0-        523(15)
  Executive Vice                                                                                                           538(16)
   President of
    Sales and
    Marketing

------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1999      100,000    103,300 (4)       4,800 (8)(9)           -0-            -0-          -0-
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1998      100,000     50,031 (4)       4,800 (8)(9)           -0-        255,690(10)      -0-        987(16)
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                                                                                                                           586(16)

------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
 Kenneth Hammond,     2000      114,231       10,250              -0-               -0-        10,000 (12)      -0-        393(15)
Vice President of                                                                                                          347(16)
    Operations

------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1999      103,135       10,250              -0-               -0-            -0-          -0-        656(16)
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1998      100,327        -0-                -0-               -0-            -0-          -0-          -0-
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
 John Ciufo, Vice     2000      141,730       20,000              -0-               -0-        35,568(13)       -0-        508(15)
   President of
Clinical Services

------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1999      59,000        5,000               -0-               -0-        25,568(14)       -0-          -0-
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
------------------- --------- ------------ ------------- ---------------------- ------------- -------------- ----------- -----------
                      1998        -0-          -0-                -0-               -0-            -0-          -0-          -0-
=================== ========= ============ ============= ====================== ============= ============== =========== ===========

------------------
(1)  Represents salary paid to Mr. Brodsky.

(2) Represents salary and consulting fees paid to certain entities affiliated with Mr. Brodsky.

(3) For the fiscal year ending June 30, 2000, reflects a $120,000 bonus awarded to Mr. Brodsky in January 2000. Such bonus is to be paid in twelve equal monthly installments of $10,000. As of June 30, 2000, no amounts have been paid to Mr. Brodsky with regards to this bonus. Also includes a bonus of $360,000 for the fiscal year ended June 30, 1999 and a bonus of $30,000 for the fiscal year ended June 30, 1998.

(4)  Represents  $0, $0 and $15,000 in bonus and $226,936,  $103,300 and $35,031 in commissions for the fiscal years ended June 30, 2000, 1999 and 1998, respectively. Pursuant to Ms. Casale's current arrangement with Health Card, she is entitled to commissions as follows: .5% of gross revenues received from direct accounts sold and .25% of gross revenues received from accounts sold by sales people under her management.

(5) Includes automobile lease payments to an entity affiliated with Mr. Brodsky and life insurance premiums.

(6) Represents automobile lease payments to an unaffiliated entity and amounts for automobile insurance and travel allowance.

(7) Represents automobile lease payments to an entity affiliated with Mr. Brodsky and amounts for automobile insurance and travel allowance.

(8)  Represents automobile allowances paid to Ms. Casale.

(9) Does not include annual payments of $20,400 made by Health Card for the lease of an apartment for the benefit of Ms. Casale.

(10) Includes an option granted by Health Card on February 1, 2000 to purchase 255,689 shares of common stock, of which 51,138 were exercisable as of June 30, 2000. As of October 26, 2000, 102,276 shares of such option were currently exercisable.

(11) Includes an option granted by Mr. Brodsky on July 1, 1997 to purchase an aggregate of 255,690 shares of Health Card common stock from Mr. Brodsky at a price of $5.87 per share. Such option was surrendered by Ms. Casale on February 1, 2000.

(12) Includes an option granted on August 3, 1999 to purchase 10,000 shares of common stock at an exercise price of $7.50, of which 4,000 shares were exercisable as of June 30, 2000. As of October 26, 2000, 7,000 shares of such option were currently exercisable.

(13) Includes an option granted on August 3, 1999 to purchase 10,000 shares of common stock at an exercise price of $7.50, of which 3,400 shares were exercisable as of June 30, 2000. As of October 26, 2000, 6,700 shares were currently exercisable. Also includes an option granted on February 1, 2000 to purchase 25,568 shares of common stock at an exercise price of $5.87, of which 8,530 shares of such option were exercisable as of June 30, 2000 and October 26, 2000.

(14) Includes an option granted by Mr. Brodsky on December 7, 1998 to purchase an aggregate of 25,568 shares of Health Card common stock from Mr. Brodsky at a price of $5.87 per share. Such option was surrendered by Mr. Ciufo on February 1, 2000.

(15) Represents amounts anticipated to be contributed by Health Card under Health Card's 401(k) Plan. Such amounts have not yet been contributed and the obligation to pay these amounts is at the discretion of Health Card.

(16) Represents amounts contributed by Health Card under Health Card's 401(k) Plan as of June 30, 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning individual grants of stock options during the fiscal year ending June 30, 2000:

============================================================================== =====================================

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF STOCK PRICE
                                                                                   APPRECIATION FOR OPTION TERM
                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------ -------------------------------------
------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------


                     Number of       Percent of
                     Securities         Total
                     Underlying     Options/SARs

                      Options/       Granted to     Exercise or
                    SARs Granted    Employees in    Base Price    Expiration

      Name              (#)          Fiscal Year      ($/Sh)         Date           5% ($)             10% ($)
                                         (%)
------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------
------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------

Bert E. Brodsky         -0-              -0-            -0-          -0-              -0-                -0-

------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------
------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------

Mary Casale         255,689 (1)         38.9           5.87         7/1/05            -0-                -0-

------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------
------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------

Kenneth Hammond      10,000 (2)          1.5           7.50         8/3/04         11,104.15          23,999.78

------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------
------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------

John Ciufo           10,000 (3)          1.5           7.50         8/3/04         11,104.15          23,999.78
                     25,568 (4)          3.9           5.87         2/1/05            -0-                -0-

------------------ --------------- ---------------- ------------ ------------- ------------------ ------------------

(1) Exercisable over a five year period to the extent of 51,138 shares of Common Stock in each of July 1999, July 2000, July 2001, July 2002 and 51,137 shares of Common Stock in July 2004.

(2) Exercisable over a three year period to the extent of 4,000 shares of Common Stock in August 1999 and 3,000 shares of Common Stock in each of August 2000 and August 2001.

(3) Exercisable over a three year period to the extent of 3,400 shares of Common Stock in August 1999 and 3,300 shares of Common Stock in each of August 2000 and August 2001.

(4) Exercisable over a three year period to the extent of 8,530 shares of Common Stock in February 2000 and 8,519 shares of Common Stock in each of February 2001 and December 2001.

AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth certain information concerning the value of unexercised options and warrants for the fiscal year ended June 30, 2000:

===================== ======================= ================= ========================== ==========================
                                                                  Number of Securities       Value of Unexercised
                                                                 Underlying Unexercised    in-the-Money Options and
                                                                 Options and Warrants at     Warrants at June 30,
        Name            Shares Acquired on     Value Realized       June 30, 2000(#)                2000($)
                           Exercise(#)              ($)         Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------- ----------------------- ----------------- -------------------------- --------------------------
--------------------- ----------------------- ----------------- -------------------------- --------------------------
  Bert E. Brodsky              -0-                  -0-                    -0-                        -0-
--------------------- ----------------------- ----------------- -------------------------- --------------------------
--------------------- ----------------------- ----------------- -------------------------- --------------------------
    Mary Casale                -0-                  -0-              51,138/204,551                 -0-/-0-
--------------------- ----------------------- ----------------- -------------------------- --------------------------
--------------------- ----------------------- ----------------- -------------------------- --------------------------
  Kenneth Hammond              -0-                  -0-                4,000/6,000                  -0-/-0-
--------------------- ----------------------- ----------------- -------------------------- --------------------------
--------------------- ----------------------- ----------------- -------------------------- --------------------------
     John Ciufo                -0-                  -0-                3,400/6,600                  -0-/-0-
                               -0-                  -0-               8,530/17,038                  -0-/-0-
===================== ======================= ================= ========================== ==========================

COMPENSATION OF DIRECTORS

         During the fiscal year ended June 30, 2000, 10,000 non-qualified options were issued to each of Messrs. Gerald Angowitz and Kenneth J. Daley and Dr. Richard Strauss. See "Security Ownership of Certain Beneficial Owners and Management". The By-Laws of Health Card provide that Directors of Health Card may, by resolution of the Board, be paid a fixed sum and expenses for attendance at each regular or special meeting of the Board. No Director's fees have been paid to date. The Certificate of Incorporation also provides, to the extent permitted by law, for certain indemnification of its Directors.

EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

     Except as described below, there are no written employment or similar agreements with any of the Named Executive Officers.

     Health Card entered into an employment agreement with the majority stockholder, Mr. Brodsky effective July 1, 1999. Pursuant to this agreement, Mr. Brodsky has agreed to serve as Chairman of the Board of Directors at an annual salary of $200,000, subject to adjustment by the Board of Directors. The agreement commenced on July 1, 1999 and has a term of two years, unless terminated by Health Card for cause, or in the event Mr. Brodsky becomes permanently disabled. The agreement provides for certain fringe benefits payable to or on behalf of Mr. Brodsky, such as the use of an automobile. In addition, the agreement provides for certain termination benefits payable to Mr. Brodsky, which depending upon the reason for termination, can equal up to two years salary. It is anticipated that Mr. Brodsky may devote a portion of his business time to business affairs unrelated to Health Card, provided that such activities do not prevent him from fulfilling his obligations under the agreement. The agreement does not quantify the amount of time that Mr. Brodsky must devote to Health Card. However, it is contemplated that Mr. Brodsky will devote a substantial portion of his business time to the affairs of Health Card.

     In January 2000, the Board of Directors authorized the payment to Mr. Brodsky of a bonus in the amount of $120,000. Such bonus is payable in equal monthly installments of $10,000.

     Health Card entered into an employment agreement with James Bigl effective June 12, 2000. Pursuant to this agreement, Mr. Bigl has agreed to serve as President and Chief Operating Officer at an annual salary of $188,000, in addition to (i) a $25,000 signing bonus upon execution of the agreement and (ii) the ability to participate in the bonus pool for senior executives. The agreement also provides for certain termination benefits, which, depending upon the reason for termination, can equal up to one year of salary. In connection with the employment agreement, Health Card granted to Mr. Bigl an incentive stock option to purchase 100,000 shares of common stock at $5.00 per share. Such option vests over a three year period commencing on June 12, 2001. The option expires on June 12, 2005.

     Health Card entered into an employment agreement with David Gershen effective May 1, 2000. Pursuant to this agreement, Mr. Gershen has agreed to serve as Senior Vice President of Finance at an annual salary of $150,000, in addition to (i) a $25,000 bonus upon the completion of one full year of employment with Health Card and (ii) the ability to participate in the bonus pool for senior executives. The agreement also provides for certain termination benefits, including, but not limited to, a change of control, which, depending upon the reason for termination, can equal up to one year of salary. In connection with the employment agreement, Health Card granted to Mr. Gershen an incentive stock option to purchase 35,000 shares of common stock at $5.00 per share. Such option vests over a three year period commencing on May 1, 2001. The option expires on May 1, 2005.

     Ms. Portney, Ms. Casale, Mr. Ciufo and Mr. Hammond are employed by Health Card pursuant to letters, employee covenant agreements and/or confidentiality and non-disclosure agreements reflecting the compensation set forth in the Executive Compensation Table hereof and/or restricting the employee from engaging in certain competitive activity and/or disclosing certain information.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth to the knowledge of Health Card based solely upon records available to it, certain information, as of October 26, 2000, regarding the beneficial ownership of Health Card's common stock for:

     o each person who is known by Health Card to be the beneficial owner of more than five (5%) percent of Health Card's shares of common stock,

     o each of the Named Executive Officers,

     o each of Health Card's Directors, and

     o all of Health Card's Executive Officers and Directors as a group.

         Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned.

============================================= ========================================= ==========================================
    NAME OF MANAGEMENT PERSON AND NAME AND
      ADDRESS OF BENEFICIAL OWNER (1)                                                            APPROXIMATE PERCENTAGE
                                                          NUMBER OF SHARES                        OF OUTSTANDING SHARES
--------------------------------------------- ----------------------------------------- ------------------------------------------
Bert E. Brodsky                                            4,051,160 (2)                                  56.9%
--------------------------------------------- ----------------------------------------- ------------------------------------------
Irrevocable Trust of                                          383,579                                     5.4%
David Craig Brodsky
--------------------------------------------- ----------------------------------------- ------------------------------------------
Gerald Shapiro                                                383,534                                     5.4%
--------------------------------------------- ----------------------------------------- ------------------------------------------
James Bigl                                                   2,000 (3)                                      *
--------------------------------------------- ----------------------------------------- ------------------------------------------
Linda Portney                                                 219,162                                     3.1%
--------------------------------------------- ----------------------------------------- ------------------------------------------
Mary Casale                                                 102,276 (4)                                   1.4%
--------------------------------------------- ----------------------------------------- ------------------------------------------
David Gershen                                                 -0- (5)                                       *
--------------------------------------------- ----------------------------------------- ------------------------------------------
Barry Denaro                                                 7,010 (6)                                      *
--------------------------------------------- ----------------------------------------- ------------------------------------------
Kenneth Hammond                                              7,000 (7)                                      *
--------------------------------------------- ----------------------------------------- ------------------------------------------
John Ciufo                                                   15,230 (8)                                     *
--------------------------------------------- ----------------------------------------- ------------------------------------------
Kenneth J. Daley                                             6,700 (9)                                      *
6 Glen Avenue
Glen Head, NY 11545
--------------------------------------------- ----------------------------------------- ------------------------------------------
Richard J. Strauss, M.D.                                     6,700 (9)                                      *
1000 Northern Boulevard
Great Neck, NY 11021
--------------------------------------------- ----------------------------------------- ------------------------------------------
Gerald Angowitz                                              6,700 (9)                                      *
37 Fieldstone Lane
Oyster Bay, NY 11771
--------------------------------------------- ----------------------------------------- ------------------------------------------
All executive officers and Directors as a           4,785,242 (2)(3)(4)(5)(6)(9)                          66.0%
group (10 persons)
============================================= ========================================= ==========================================

---------------
*        Less than 1%.

(1) With the exception of the addresses specifically noted, the address of each person named in the table is c/o National Medical Health Card Systems, Inc. at 26 Harbor Park Drive, Port Washington, NY 11050.

(2) Includes (i) an aggregate of 997,583 shares of common stock beneficially owned by Mr. Brodsky's children's trusts, (ii) 100,000 shares of common stock beneficially owned by the Bert E. Brodsky Revocable Trust, and (iii) 1,725 shares of common stock beneficially owned by P.W. Capital Corp., of which Mr. Brodsky is President.

(3) Does not include an aggregate of 100,000 shares of common stock subject to currently unexercisable options.

(4) Includes 102,276 shares of common stock subject to options that are currently exercisable. Does not include an aggregate of 153,413 shares of common stock subject to currently unexercisable options.

(5) Does not include an aggregate of 35,000 shares of common stock subject to currently unexercisable options.

(6) Includes 7,000 shares of common stock subject to options that are currently exercisable. Does not include an aggregate of 3,000 shares of common stock subject to currently unexercisable options.

(7) Includes 7,000 shares of common stock subject to options that are currently exercisable. Does not include an aggregate of 3,000 shares of common stock subject to currently unexercisable options.

(8) Includes 6,700 shares of common stock subject to options that are currently exercisable. Does not include an aggregate of 3,300 shares of common stock subject to currently unexercisable options. Also includes 8,530 shares subject to options that are currently exercisable. Does not include an aggregate of 17,038 shares of common stock subject to currently unexercisable options.

(9) Includes for each of Mr. Daley, Dr. Strauss and Mr. Angowitz 6,700 shares of common stock subject to options that are currently exercisable. Does not include for each of them 3,300 shares of common stock subject to currently unexercisable options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time, Mr. Brodsky and his affiliates have engaged in numerous transactions with Health Card.

HEALTH CARD'S RELATIONSHIP WITH SANDATA

     Health Card has entered into various verbal and written agreements, with Sandata, Inc. ("Sandata"), a provider of computerized data processing services and custom software in programming services, of which Mr. Brodsky is the Chairman of the Board, Treasurer and a principal stockholder, and several of Sandata's wholly-owned subsidiaries. The majority of the services which are provided by wholly-owned subsidiaries, Sandsport Data Services, Inc. and Sandata Home Health Systems, Inc., are related to database and operating system support, hardware leasing, maintenance and related administrative services. Health Card purchases services from Sandata, and its subsidiaries, on an as needed basis based upon negotiated hourly or monthly rates. Sandata also procures the majority of Health Card's computer equipment and furniture and fixtures. Sandata resells these items to Health Card at their cost plus a 10-20% servicing fee depending on the level of up-front consulting required to develop the proper specifications for the equipment. Approximately $181,000 of computer equipment and furniture and fixtures were purchased on Health Card's behalf during the fiscal year ended June 30, 2000. In addition, Sandata, through another wholly-owned subsidiary, Santrax Systems, Inc., resells its telephone services to Health Card based on actual usage.

     A significant portion of Health Card's information systems has historically been developed, enhanced, modified and maintained by Sandsport Data Services, Inc., a wholly-owned subsidiary of Sandata. During the fiscal year ended June 30, 2000, Sandsport billed Health Card approximately $478,000 for quality assurance testing of software programs developed by Health Card along with network support and approximately $147,000 for help desk services. Furthermore, Health Card currently leases computer hardware for its data processing center at a monthly cost of approximately $44,170 from Sandsport pursuant to an oral agreement, terminable at will by either party. Lease payments under this lease for the fiscal years ended June 30, 1999 and 2000 totaled $350,287 and $490,214 respectively. Management of Health Card believes that the terms of such lease and the negotiated billing rates are as fair to Health Card as those that could be obtained from an unaffiliated third party, although no independent fee quotes have been obtained.

     During the fiscal years ended June 30, 1998, 1999 and 2000, Health Card incurred fees to Sandata, or its subsidiaries, in the aggregate amounts of approximately $2,626,781, $2,151,415 and $2,331,000 respectively. As of June 30, 2000, Health Card owed $172,379 to Sandata, or its subsidiaries, which has been paid subsequently.

     As of June 30, 2000, Sandata owed Health Card $503,958 pursuant to a promissory note, dated May 31, 2000, made payable by Sandata to the order of Health Card in the original principal amount of $500,000 plus interest at the rate of 9-1/2%; interest on such note is payable quarterly and such note is due on June 1, 2001.

EMPLOYEE MANAGEMENT RELATIONSHIP WITH MEDICAL ARTS OFFICE SERVICES, INC.

     Medical Arts Office Services, Inc. ("MAOS") may be deemed an affiliate of Health Card. Certain persons employed by companies affiliated with Mr. Brodsky are also officers and Directors of MAOS, of which Mr. Brodsky is the sole shareholder.

     MAOS provides  Health Card with paralegal,  bookkeeping and  administrative
services  (including  payroll   processing)   pursuant  to  an  oral  agreement,
terminable at will by either party.

     During the fiscal year ended June 30, 2000, the total payments made by Health Card to MAOS were approximately $262,147, of which $66,725 was paid for bookkeeping services, $80,491 was paid for paralegal services and $114,931 was paid for administrative services.

     The rates charged by MAOS for such services currently are as follows: paralegal services at $125 per hour, bookkeeping services at $6,650 per month, and administrative services at various rates per hour depending upon the provider of the service. Management believes that the hourly rates charged by MAOS are as fair to Health Card as those that could be obtained from an unaffiliated third party, although no independent fee quotes have been obtained.

CONSULTING FEES

     For the fiscal year ended June 30, 2000, Health Card paid aggregate consulting fees to P.W. Capital of $58,111 for services rendered by Mr. Brodsky.

     Prior to the filing of the registration statement for Health Card's public offering which became effective on July 28, 1999 (the "Public Offering"), in consideration of consulting fees, Mr. Brodsky provided managerial expertise and advice, including but not limited to advice regarding the hiring of executive management and other personnel, marketing and sales matters, and negotiation of contracts with sponsors and other parties. Mr. Brodsky's services were rendered in his capacities as Chairman of the Board of Directors and Chief Executive Officer. Pursuant to an agreement with Mr. Brodsky, payment of the above consulting fees ceased upon consummation of the Public Offering and, in consideration of the provision of such executive services, Mr. Brodsky began to receive, and continues to receive, remuneration as an employee of Health Card.

     In addition, during the fiscal year ended June 30, 2000, Health Card paid P.W. Capital $28,000 representing lease payments for cars leased for Mr. Brodsky's benefit.

REAL ESTATE

     Health Card occupies approximately 14,600 square feet of space at 26 Harbor Park Drive, Port Washington, New York under an amended lease at a monthly cost of $32,550 (including utilities). The lessor is BFS Realty, LLC, which is affiliated with Mr. Brodsky. The lease expires as of March 30, 2004. Rent under the lease increases by 5% annually. The BFS lease was assigned by Sandata to BFS in November 1996. Mr. Brodsky is the Operating Manager and holder of a majority of the membership interests of BFS. Health Card believes that the terms of this lease are as fair to it as those which could be obtained from an unaffiliated third party, although no independent fee quotes have been obtained. Pursuant to an agreement entered into in 1994, Health Card paid $700,000 in June 1995 in connection with certain allocated leasehold improvements. Health Card began occupying space at 26 Harbor Park Drive in October 1994 and began making rental payments for such space in December 1994. In addition, during the fiscal years ended June 30, 1999 and 2000, Health Card paid another affiliated party approximately $15,833 and $10,200, respectively, in connection with improvements to the building in which Health Card's offices are located. Sandata also occupies space at 26 Harbor Park Drive. Except for certain common areas, Sandata and Health Card do not share space in such facility.

     Pursuant to a lease dated August 10, 1998 and expiring on August 31, 2005, Health Card occupies approximately 1,500 square feet of space at 63 Manorhaven Boulevard, Port Washington, New York, which is licensed as a pharmacy. The landlord for these premises is 61 Manorhaven Boulevard, LLC, of which Mr. Brodsky is the sole member. The current rent is $1,575 per month; the annual rent increases by 5% per year. Additional rent, in the form of certain expenses, is also payable.

INDEBTEDNESS OF MANAGEMENT

     From time to time, Mr. Brodsky and certain of his affiliates and other directors and affiliates of Health Card have borrowed funds, or have incurred indebtedness in connection with the purchase of shares, from Health Card. The following table describes certain information relating to such indebtedness.

                                                     Largest Aggregate
                                                   Amount Owed by Debtor      Debt Owed
                                                     During Fiscal Year         As of
   Debtor                                           Ended June 30, 2000     June 30, 2000

P.W. Capital LLC(1).............................         $4,609,664           $3,872,996
Port Charitable Foundation(2)...................             14,000               14,000
Bert E. Brodsky(3)..............................          1,050,900                  -0-
    Gerald Shapiro(4)...........................            338,250              338,250
Sandra Rothstein(5).............................                850                  850
Linda Portney(6)................................              2,374                2,374
Sandata, Inc. (7)...............................            503,958              503,958

-------------

(1) On June 1, 1998, Health Card assigned certain indebtedness aggregating $1,636,785 in principal and accrued interest, if any, from certain persons and entities, including Mr. Brodsky, to P.W. Capital, LLC, a company affiliated with Mr. Brodsky. On June 1, 1998, P.W. Capital executed a demand promissory note made payable to the order of Health Card in the principal amount of $4,254,785 with interest at the rate of 8.5% per annum, payable quarterly, such amount reflecting the assigned debt and amounts then owed by P.W. Capital to Health Card. On June 1, 1998, Mr. Brodsky executed an unconditional guaranty in favor of Health Card for the full and prompt payment to Health Card of all amounts payable under the P.W. Capital promissory note dated June 1, 1998. Such note is secured by 1,022,758 shares of common stock of Health Card and is without recourse to the maker. Such note was restructured by a new non-recourse promissory note dated July 31, 2000, made payable by P.W. Capital to the order of Health Card in the amount of $3,890,940. Such note is payable in annual installments of $400,000 consisting of principal and interest at the rate of 8 1/2% per annum on each of the first and second anniversary date, with the total remaining balance of principal and interest due and payable on July 31, 2003. The note is collateralized by 1,000,000 shares of $.001 par value common stock of Health Card.

     As of January 2, 1999, P.W. Capital executed a demand promissory note made payable without interest to the order of Health Card to evidence advances to P.W. Capital in the amount of $90,100.

(2) Port Charitable Foundation is a company affiliated with Hugh Freund and Carol Freund, who are husband and wife. Mr. Freund is an Executive Vice President, Director and principal stockholder of Sandata.

(3) Includes principal and interest due under a non-recourse (except for interest) promissory note dated July 1, 1997 made payable by Mr. Brodsky to the order of Health Card in the original principal amount of $1,000,000, secured by a pledge of 1,278,447 shares of common stock of Health Card. Interest on such note, at the rate of 8.5% per annum, is payable quarterly. The principal amount of the note is payable five years from the date of the note. This note has been paid in full.

(4) Mr. Shapiro, Vice Chairman of the Board of Health Card, is the Chairman of the Board and Treasurer of Mediclaim, Inc. The amount due includes principal and interest due under a non-recourse (except for interest) promissory note dated July 1, 1997 made payable by Mr. Shapiro to the order of Health Card in the original principal amount of $300,000, secured by a pledge of 383,534 shares of common stock of Health Card. Interest on such note, at the rate of 8.5% per annum, is payable quarterly. The principal amount of the note is payable five years from the date of the note. $38,250 of interest was paid by Mr. Shapiro in July 2000.

(5) Sandra Rothstein is Mr. Brodsky's administrative assistant. In July 1997, Ms. Rothstein purchased 51,137 shares of common stock of Health Card by delivery of a promissory note made payable to the order of Health Card in the original principal amount of $40,000. This note is secured by 51,137 shares of common stock of Health Card owned by Ms. Rothstein and principal was without, and interest is with, recourse to Ms. Rothstein. As of June 30, 2000, no principal was outstanding with respect to Ms. Rothstein's note, and $850 of interest was outstanding under such note. $850 of interest was paid by Ms. Rothstein in July 2000.

(6)  Linda Portney is Executive Vice President of Operations of Health Card.

(7) Sandata, Inc. is a company affiliated with Health Card, of which Mr. Brodsky is Chairman of the Board, Treasurer and principal stockholder. On May 31, 2000, Sandata, Inc. executed a promissory note made payable to the order of Health Card in the principal amount of $500,000 with interest at 9-1/2% per annum, payable quarterly. The principal amount of the note is payable on June 1, 2001.

     The Brodsky Revocable Trust has repaid certain of the indebtedness reflected above to the extent of approximately $1,992,900 (representing 73% of the proceeds from the sale of shares by the Brodsky Trust pursuant to the Public Offering, net of underwriting discounts and commissions, a non-accountable expense allowance and a financial advisory fee payable to the representatives of the Public Offering). The net proceeds from the sale of shares by the Brodsky Trust were applied first 100% to amounts owed by Mr. Brodsky to Health Card and the balance to amounts owed by P.W. Capital to Health Card. In addition, Mr. Brodsky had agreed to pay in full, within one year of the consummation of the Public Offering, the remaining indebtedness owed by P.W. Capital, reflected in the above table, after application of the net proceeds from the sale of shares by the Brodsky Trust in the Public Offering. However, in July 2000, Health Card restructured such indebtedness with a new non-recourse promissory note dated July 31, 2000, and made payable by P.W. Capital to the order of Health Card in the amount of $3,890,940. Such note is payable in annual installments of $400,000 consisting of principal and interest at the rate of 8 1/2% per annum on each of the first and second anniversary date, with the total remaining balance of principal and interest due and payable on July 31, 2003. In the event that P.W. Capital does not pay amounts due as and when required under this promissory note, Health Card's recourse will be to exercise its legal remedies with respect to the Health Card shares held by Health Card as collateral and pursue legal action against Mr. Brodsky under a related guaranty. Such note does not provide for default interest or penalties. Mr. Shapiro had orally agreed to pay in full the indebtedness reflected opposite his name in the above table within one year of the consummation of the Public Offering. However, in July 2000, Health Card allowed Mr. Shapiro to comply with the payment schedule reflected in footnote 4 to the table above. In the event that Mr. Shapiro does not pay amounts due as and when required under his July 1997 promissory note, Health Card's recourse will be to exercise its legal remedies with respect to the Health Card shares held by Health Card as collateral and pursue legal action against Mr. Shapiro for unpaid interest. Such note does not provide for default interest or penalties. It is not anticipated that additional advances to or on behalf of Mr. Brodsky or his affiliates will be permitted in the future, unless approved by a majority of Health Card's disinterested Directors.

SUNSTAR HEALTHCARE, INC.

     SunStar Healthcare, Inc., ("SunStar") a Delaware corporation, was engaged in providing managed health care services in the State of Florida by operating an HMO. Its service territory covered 52 counties in central, northern and other parts of Florida, including the metropolitan areas of Tampa, Orlando, Jacksonville, and others. As of November 1, 1998, SunStar served approximately 57,000 enrolled plan members. On February 19, 1999, Mr. Brodsky, as trustee for the irrevocable trusts of each of his children, purchased for $250,000 (an aggregate of $1,000,000) preferred stock and warrants offered by SunStar. Effective May 1, 1999, Health Card began providing services to SunStar. On
February 1, 2000, Health Card was notified that SunStar was placed in receivership under the Department of Insurance of the State of Florida. There is an outstanding receivable from SunStar for the month of January 2000 of approximately $1,200,000. Health Card intends to file a claim for this amount with the Department of Insurance of the State of Florida. There is no guarantee that the full amount will be collected so Health Card has made an assessment of amounts that might be collected and has reserved for the difference. During the fiscal year ended June 30, 2000, Health Card billed SunStar approximately $10,500,000.

                                    PROPOSALS

1.     ELECTION OF DIRECTORS

       Five Directors are to be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and have qualified. If for some unforeseen reason one or more of the nominees is not available as a candidate for Director, the proxies may be voted for such other candidate or candidates as may be nominated by the Board. THE BOARD OF DIRECTORS OF HEALTH CARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES.

       The following table sets forth the positions and offices presently held with Health Card by each nominee for election as Director, his age as of October 26, 2000 and the year he first became a Director of Health Card. Proxies not marked to the contrary will be voted in favor of each such nominee's election.

================================= ========= ==================================================== ==================

                                                           Positions and Offices                  YEAR BE- CAME A
                                                            Presently Held with                      DIRECTOR
              Name                Age                           Health card
--------------------------------- --------- ---------------------------------------------------- ------------------
--------------------------------- --------- ---------------------------------------------------- ------------------
Bert E. Brodsky                   58        Chairman of the Board and Chief Executive Officer          1998
--------------------------------- --------- ---------------------------------------------------- ------------------
--------------------------------- --------- ---------------------------------------------------- ------------------
Gerald Shapiro                    70        Vice Chairman, Secretary and Director                      1998
--------------------------------- --------- ---------------------------------------------------- ------------------
--------------------------------- --------- ---------------------------------------------------- ------------------
Gerald Angowitz                   51        Director                                                   1998
--------------------------------- --------- ---------------------------------------------------- ------------------
--------------------------------- --------- ---------------------------------------------------- ------------------
Kenneth J. Daley                  63        Director                                                   1999
--------------------------------- --------- ---------------------------------------------------- ------------------
--------------------------------- --------- ---------------------------------------------------- ------------------
Paul J. Konigsberg                64        Director Nominee                                             -
--------------------------------- --------- ---------------------------------------------------- ------------------
--------------------------------- --------- ---------------------------------------------------- ------------------
Ronald L. Fish                    59        Director Nominee                                             -
================================= ========= ==================================================== ==================

     Bert E. Brodsky has served as Chairman of the Board of Health Card since December 7, 1998 and as Chief Executive Officer since June, 1998. Mr. Brodsky has at various times since 1983 served as Chairman of the Board, President and a Director of Health Card. Mr. Brodsky has served as Chairman of the Board and Treasurer of Sandata since June 1983 and as President of Sandata from December 1989 through January 2000. Sandata's shares of common stock are publicly traded. From October 1983 to December 1993, Mr. Brodsky served as Chairman of the Board of Compuflight, Inc., a provider of computerized flight planning services. Since August 1980, Mr. Brodsky has served as Chairman of the Board and President of P.W. Medical Management, Inc., which provides financial and consulting services to physicians. For more than the past five years, Mr. Brodsky has also served as President of P.W. Capital Corp., a consulting services firm and Chairman of Sandsport Data Services, Inc., a computer services firm and wholly-owned subsidiary of Sandata. Mr. Brodsky has also been the Operating Manager of BFS Realty, LLC, a real estate company, since October 1996, BFS Realty II, LLC, a real estate company, since November 1996 and 4 B's Realty, LLC, a real estate company, since July 1996.

     Gerald Shapiro has served as Vice Chairman of the Board of Health Card since December 7, 1998. Mr. Shapiro has also served as Secretary of Health Card since October 28, 1998. From June 1, 1998 to December 7, 1998, Mr. Shapiro served as Chairman of the Board of Health Card. From February 4, 1998 until present, Mr. Shapiro served as Health Card's Vice Chairman. For more than the past five years, Mr. Shapiro has been an employee of Sandata, President of Lee Management Associates, Inc., a physician billing and consulting firm, Chairman and Treasurer of Mediclaim, Inc., a physician billing and consulting firm, President of Brookhaven M.R.I., Inc., a company that operates magnetic resonance imaging machines, Vice President of Mobile Health Management Services, Inc., a provider of medical screening services. From 1973 to 1978, Mr. Shapiro served as President of Ally & Gargano, Inc., an advertising agency, and from 1971 to 1973 he was President of Hertz Corporation.

     Gerald Angowitz has served as a Director of Health Card since June 26, 1998. Mr. Angowitz presently serves as a Management Consultant through the Angowitz Company, which provides consulting services. Mr. Angowitz had served as Senior Vice President of Human Resources and Administration for RJR Nabisco, Inc. ("RJR"), a consumer products manufacturer, from March 1995 until December 1999. Mr. Angowitz previously served as Vice President of Human Resources for RJR from February 1994 to March 1995 and Vice President of employee benefits at RJR from January 1992 to February 1994.

     Kenneth J. Daley has served as a Director of Health Card since May 10, 1999. For more than the five years prior to January 1999, Mr. Daley served as Senior Vice President of Chase Manhattan Bank.

     Paul J. Konigsberg is a certified public accountant and has been a senior partner in the accounting firm of Konigsberg Wolf & Co., P.C. since 1970. Mr. Konigsberg has served as a Director of Sandata since January 1998. Mr. Konigsberg previously served on Sandata's Board of Directors from November 1987 through August 1995. Mr. Konigsberg, if elected to the Board of Directors, will serve on the Health Card Audit Committee.

     Ronald L. Fish, since 1975, served as Administrator, Treasurer and Director of Unlimited Care Inc., a nursing services firm. Mr. Fish has served as a Director of Sandata since January 1998. Mr. Fish, if elected to the Board of Directors, will serve on the Health Card Audit Committee.

FAMILY RELATIONSHIPS

     There are no family relationships among any of Health Card's executive officers, Directors or nominees for Directors.

MEETINGS

     The Board held three (3) meetings during the fiscal year ended June 30, 2000. At least a majority of the Directors of Health Card attended each meeting. The Board also acted on sixteen (16) occasions during the fiscal year ended June 30, 2000 by unanimous written consent in lieu of a meeting.

BOARD COMMITTEES

     THE AUDIT COMMITTEE

     The Audit Committee is responsible for reviewing and making recommendations regarding Health Card's retention of independent auditors, the annual audit of Health Card's financial statements and Health Card's internal accounting controls, practices and policies. The Audit Committee consists of Messrs. Angowitz, Daley and Shapiro. The Audit Committee did not meet during the fiscal year ended June 30, 2000. The Audit Committee has met twice since June 30, 2000.

     THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for executive officers of Health Card, including annual bonus compensation, and consulting with management of Health Card regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under such plans. The Compensation Committee consists of Messrs. Angowitz, Daley and Shapiro. The Compensation Committee acted once during the fiscal year ended June 30, 2000 by unanimous written consent in lieu of a meeting.

TERM OF OFFICE

     Each Director will hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next Annual Meeting of Stockholders or until his or her successor is elected or appointed and qualified.

REPORT ON EXECUTIVE COMPENSATION

     Health Card's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. Health Card's compensation program currently consists of a number of components, including a cash salary, an executive bonus pool and stock option grants.

     The Compensation Committee reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where Health Card has operations. Based in part on this information, the Compensation Committee generally sets salaries at levels comparable to such companies. Bonuses generally are linked to Health Card's performance during the year and thus align the interest of executive officers with those of the stockholders. The Compensation Committee also assesses each executive officer's individual performance and contribution in determining bonus levels. The Compensation Committee uses Health Card's stock option program to motivate its executive officers.

     Health Card entered into an employment agreement with Mr. Brodsky effective July 1, 1999. Pursuant to this agreement, Mr. Brodsky has agreed to serve as Chairman of the Board of Directors at an annual salary of $200,000, subject to adjustment by the Board of Directors. The agreement commenced on July 1, 1999 and has a term of two years, unless terminated by Health Card for cause, or in the event Mr. Brodsky becomes permanently disabled. The agreement provides for certain fringe benefits payable to or on behalf of Mr. Brodsky, such as the use of an automobile. In addition, the agreement provides for certain termination benefits payable to Mr. Brodsky, which depending upon the reason for termination, can equal up to two years salary. It is anticipated that Mr. Brodsky may devote a portion of his business time to business affairs unrelated to Health Card, provided that such activities do not prevent him from fulfilling his obligations under the agreement. The agreement does not quantify the amount of time that Mr. Brodsky must devote to Health Card. However, it is contemplated that Mr. Brodsky will devote a substantial portion of his business time to the affairs of Health Card.

     In January 2000, the Board of Directors authorized the payment to Mr. Brodsky of a bonus in the amount of $120,000 (the "Bonus"). The Bonus is payable in equal monthly installments of $10,000.

     For the fiscal year ended June 30, 2000, the Compensation Committee reviewed salary information for competitive companies, as well as that of companies not in its industry which do business in locations where Health Card has operations, Mr. Brodsky's extensive experience in various aspects of the prescription benefits management industry and his past performance and service with Health Card and determined that the amounts payable to Mr. Brodsky for the fiscal year ended June 30, 2000 under the terms of the employment agreement, as well as the amounts payable to Mr. Brodsky in connection with the Bonus, adequately compensated Mr. Brodsky for the services he rendered to Health Card in fiscal 2000. See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

     Since the Compensation Committee believes that the granting of options to purchase Common Shares provides its executive employees with the long-term incentive to work for the betterment of Health Card, stock options are generally granted annually to executives and periodically to other selected employees whose contributions and skills are critical to the long-term success of Health Card. Options are granted with an exercise price equal to the market price of Health Card's common stock on the date of the grant, generally vest over a period of at least five years and generally expire after ten years. Mr. Brodsky was not granted stock options during the fiscal year ended June 30, 2000.

     Health Card also intends to compensate its executive employees through the grant of awards under the 2000 Restricted Stock Plan, provided such plan is approved by the stockholders of Health Card. See "Proposal 2: 2000 Restricted Stock Plan."

     This report has been approved by the Board of Directors as of November 7, 2000.

                                                                Gerald Angowitz
                                                                Gerald Shapiro
                                                                Kenneth J. Daley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Gerald Shapiro, the Vice Chairman of the Board of Directors of Health Card, and Bert E. Brodsky, Health Card's Chairman of the Board and Chief Executive Officer, are each either or both members of the Board of Directors and/or officers of the following companies (unless otherwise stated, such affiliations have been maintained for more than the past five years): (i) P.W. Capital Corp., a consulting services firm (Mr. Brodsky since June 1996 and Mr. Shapiro since October 1994), (ii) Brookhaven M.R.I., Inc., a company that operates magnetic resonance imaging machines, (iii) Mobile Health Management Services, Inc., a provider of medical testing services, (iv) 780 Bay Walk Land Co., Inc., a real estate company (since August 1994), (v) Accutrak Media, Inc., a computer duplication disk company, (vi) Bert Brodsky Associates, Inc., an insurance consulting firm (since February 1996), (vii) Island Mermaid Restaurant Corp., a company that operates a restaurant, (viii) Wilder Woods Estates Corporation, a real estate company (since April 1994), (ix) Lee Management Associates, Inc., a billing and collections firm, (x) United States Information Corp., a facsimile subscription service company and (xii) Medical Arts Office Services, Inc., a company that provides personnel and administrative services (since November
1998).

HEALTH CARD'S STOCK PERFORMANCE

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Health Card, the NASDAQ Market Index and the MG Group (Health Services) Index (the "MG Group Index"). The graph assumes $100 was invested in each of the Common Shares, the NASDAQ Market Index and the MG Group Index on July 28, 1999.(1) Data points on the graph are quarterly. Note that historic stock price performance is not necessarily indicative of future stock performance.

                                                7/28/99     9/30/99     12/31/99     3/31/00     6/30/00

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.       100.00       78.63        45.30       42.74       32.48
MG GROUP INDEX                                   100.00       88.32        92.29      102.81      108.22
NASDAQ MARKET INDEX                              100.00      103.58       152.98      174.07      149.71


Source: Media General Financial Services, Inc.

--------------------
(1) Health Card's Common Shares were first registered under Section 12 of the Securities Exchange Act of 1934, as amended, on July 28, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission by
Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding Common Stock and certain trusts of which reporting persons are trustees. Health Card is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended June 30, 2000 or prior fiscal years.

     To Health Card's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and written representations that no other reports were required, during the fiscal year ended June 30, 2000, Health Card's officers, Directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except: Mr. Angowitz failed to timely file two reports relative to one transaction. Mr. Bigl failed to timely file one report. Mr. Brodsky failed to timely file three reports relative to four transactions. Ms. Casale failed to timely file two reports relative to two transactions. Mr. Daley failed to timely file two reports. Mr. Denaro failed to timely file three reports relative to two transactions. Ms. Marjorie O'Malley failed to timely file three reports relative to two transactions. Ms. Portney failed to timely file one report. Mr. Shapiro failed to timely file one report. Dr. Strauss failed to timely file two reports relative to one transaction.

2.  RATIFY THE ADOPTION OF THE 2000 RESTRICTED STOCK PLAN

     On October 16, 2000, Health Card's Board of Directors adopted the 2000 Restricted Stock Grant Plan (the "2000 Restricted Stock Plan") subject to stockholder approval thereof. The following statements include summaries of certain provision of the 2000 Restricted Stock Plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2000 Restricted Stock Plan, a copy of which is available at Health Card's executive offices.

     PURPOSE

     The purpose of the 2000 Restricted Stock Plan is to advance the interests of Health Card by encouraging and enabling eligible employees, non-employee Directors, consultants and advisors, upon whose judgment, initiative and effort Health Card is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in Health Card by ownership of its stock.

     ADMINISTRATION

     The 2000 Restricted Stock Plan is to be administered by the Board of Directors of Health Card or a Committee appointed by the Board. Subject to the provisions of the 2000 Restricted Stock Plan, the Board of Directors or Committee has the sole discretion and authority to (a) determine the participants in the 2000 Restricted Stock Plan, the time or times when grants of common stock of Health Card under the 2000 Restricted Stock Plan (a "Grant") shall be made, and the number of shares so granted; (b) to construe and interpret in the 2000 Restricted Stock Plan (c) to determine the terms restrictions and provisions of the respective Grants (which need not be identical) including, without limitation, restrictions on shares granted under the 2000 Restricted Stock Plan, as well as the purchase price, if any, of the shares granted under the 2000 Restricted Stock Plan; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration for the 2000 Restricted Stock Plan. All such actions and determinations of the Board of Directors or the Committee shall be conclusively binding for all purposes and upon all persons.

     EFFECTIVE DATE OF THE 2000 RESTRICTED STOCK PLAN

     The effective date of the 2000 Restricted Stock Plan is October 16, 2000, the date of its adoption by the Board.

     ELIGIBILITY

     Subject to certain limitations as set forth in the 2000 Restricted Stock Plan, Grants may be granted thereunder to persons or entities who are employees or non-employee Directors of, or certain consultants or advisors to, either Health Card or any parent or subsidiary corporation of Health Card. For purposes of the 2000 Restricted Stock Plan, a non-employee to whom an offer of employment has been extended is considered an employee. At October 26, 2000, approximately 146 employees and three non-employee Directors were eligible to receive grants under the 2000 Restricted Stock Plan.

     SHARES SUBJECT TO THE 2000 RESTRICTED STOCK PLAN

     700,000 shares of common stock of Health Card, subject to adjustment, have been reserved for issuance by Health Card under the 2000 Restricted Stock Plan. The shares to be delivered pursuant to Grants may consist, in whole or in part, of authorized but unissued common stock or treasury common stock not reserved for any other purpose.

     ADJUSTMENTS

     In the event that the common stock of Health Card is changed into or exchanged, for a different number or kind of shares or other securities of Health Card or another corporation by reason of a stock dividend, stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar exchange, then there will be appropriate adjustments made to the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the 2000 Restricted Stock Plan, and the provisions, terms and conditions of each outstanding Grant affected thereby shall be adjusted appropriately by the Board or the Committee.

     RESTRICTIONS

     Each Grant made by the Board or the Committee shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective, which shall include the following restrictions, in addition to any other restrictions that the Board or the Committee may deem advisable in their sole discretion to place upon the Grant:

     1. No shares granted pursuant to a Grant may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such shares are vested; and

     2. The shares granted pursuant to a Grant are non-vested at the time of the Grant, but shall, unless forfeited before they are fully vested, vest according to the following schedule:

                                                              Vested Percentage
                           Vesting Dates                      of Shares Granted

                  one year from date of Grant                          14%

                  two years from date of Grant                         28%

                  three years from date of Grant                       42%

                  four years from date of Grant                        56%

                  five years from date of Grant                        70%

                  six years from date of Grant                         84%

                  seven years from date of Grant                      100%

     Additionally, any grantee will forfeit all shares not previously vested, if any, at such time as the grantee is no longer employed by or rendering consulting or advisory services to Health Card, its parent company or subsidiary of Health Card. Notwithstanding any of the standard restrictions which will appear in all Grants, the Board or Committee may impose such other or different restrictions on any shares granted, under the 2000 Restricted Stock Plan, as it may deem advisable in its sole discretion, including, without limitation, restrictions relating to the length of service, corporate performance, attainment of individual or group performance objectives, and federal or state securities laws, and the Board or Committee may legend the certificates representing the restricted shares to give appropriate notice of such restriction. Each transfer agent for the common stock of Health Card shall be instructed with respect to the foregoing restrictions on the stock. Any of these other or different restrictions shall be specifically set forth in the grant instrument.

     RIGHTS AND RESTRICTED SHARES

     All stock certificates representing the shares granted under the 2000 Restricted Stock Plan subject to restrictions shall be held by Health Card, or if the Board or the Committee so specifies, deposited with a third party custodian or trustee until the lapse of all the restrictions on the shares, at which point in time, certificates for the unrestricted shares (or the vested percentage of such unrestricted shares) shall be delivered by Health Card or such third party custodian or trustee to the grantee. Additionally, during any applicable period of restriction, a grantee who has been granted shares under the 2000 Restricted Stock Plan shall be the record owner of such shares and as such, shall be entitled to vote such shares and receive all dividends and other distributions paid with respect to such shares while they are so restricted. However, if any such dividends or distributions are paid in shares of Health Card stock during an applicable period of restriction, the shares received due to such dividend or distribution shall be subject to the same restrictions as the shares with respect to which they were issued.

     If the Board or the Committee determines, in its sole discretion, that in order to effectively deliver the shares granted pursuant to the 2000 Restricted Stock Plan Health Card must satisfy certain tax withholding liabilities, listing, registration or qualification requirements of any securities exchange or under any state or federal law, or obtain the consent or approval of any regulatory body as a condition for the delivery of the shares under the 2000 Restricted Stock Plan, then no Grant shall be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to Health Card.

     REMOVAL OF RESTRICTIONS

     Any grantee under the 2000 Restricted Stock Plan who has not previously forfeited any non-vested shares that are granted pursuant to a Grant, shall automatically have such non-vested shares vest upon the earlier of (a) the effective date of a Change in Control, (b) the termination by Health Card of the grantee's employment with, or consulting or advisory services to Health Card, as well as its parent and subsidiary companies, other than for Cause (c) the Resignation for Good Reason by the grantee and (d) the grantee's Death or Permanent Disability (as such terms are defined in Section 8(b)(3) of the 2000 Restricted Stock Plan).

     AMENDMENT AND TERMINATION OF THE 2000 RESTRICTED STOCK PLAN

     The Board may at any time suspend or terminate the 2000 Restricted Stock Plan, or any portion thereof, or amend it from time to time in such respect as the Board deems advisable. No Grants may be made during any suspension or after termination of the 2000 Restricted Stock Plan. No amendment, suspension, or termination of the 2000 Restricted Stock Plan shall, without the grantee's consent, alter or impair any of the rights or obligations under any Grant previously granted to such grantee under the 2000 Restricted Stock Plan. No Grants may be made under the 2000 Restricted Stock Plan after October 16, 2010. The provisions of the 2000 Restricted Stock Plan shall, however, continue to apply as to any Grants made prior to such date.

     FEDERAL TAX CONSEQUENCES

     A grantee receiving restricted stock under the 2000 Restricted Stock Plan may elect under Section 83(b) of the Internal Revenue Code (the "Code") to include in ordinary income, as compensation, at the time restricted stock is first transferred to him, the excess of the fair market value of such shares at the time of the transfer (determined without regard to the restrictions) over the amount paid, if any, by the grantee for such shares. Unless an election under Section 83(b) of the Code is timely made by the grantee (not later than the expiration of 30 days following the time of the transfer of the stock to him), taxable income will not be recognized by the grantee until such shares are no longer subject to a substantial risk of forfeiture (the "Restrictions"). However, when the Restrictions lapse, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of the lapse over the amount paid, if any, by the grantee for such shares. Such ordinary income recognized by a grantee who is a Health Card employee will be subject to both wage withholding and employment taxes.

     The Board or the Committee may, in its sole discretion, (a) require a grantee to remit to Health Card a cash amount sufficient to satisfy, in whole or in part, federal, state or local withholding tax requirements prior to the delivery of any certificate for vested shares pursuant to a Grant; (b) require a grantee to satisfy, in whole or in part, any such withholding tax requirements by having Health Card, upon any delivery of vested shares, withhold from such shares that number of full shares having a fair market value equal to the amount or portion of the amount, required or permitted to be withheld; or (c) satisfy such withholding requirements through another lawful method.

     If the Section 83(b) election is made, any dividends received on shares which are subject to Restrictions will be treated as dividend income. If a grantee does not make an election under Section 83(b), dividends received on the common stock prior to the time the Restrictions on such shares of common stock lapse will be treated as additional compensation income, and not as dividend income for federal tax purposes and will be subject to wage withholding and employment taxes.

     A grantee's tax basis in restricted stock received pursuant to the 2000 Restricted Stock Plan will be equal to the sum of the price paid for such shares, if any, increased by the amount of ordinary income recognized by such recipient with respect to the receipt of such shares or the lapse of Restrictions thereof. The grantee's holding period for such shares for purposes of determining long term or short term capital gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the grantee if a
Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse if no Section 83(b) election is made.

     If the grantee includes the ordinary income in his gross income, or if Health Card satisfies the compensation reporting requirements, a deduction will be allowed to Health Card for federal income tax purposes, subject to the applications of Sections 162(a)(1), 162(m), 263, 263A and 280G of the Code, in an amount equal to the ordinary income recognized by the grantee with respect to restricted stock awarded pursuant to the 2000 Restricted Stock Plan. If, subsequent to the lapse of Restrictions on his common stock, the grantee sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will result in capital gain or loss.

     If a Section 83(b) election is made, and, before the Restrictions on the shares lapse, the shares which are subject to such election are forfeited: (i) no deduction will be allowed to such grantee for the amount included in the income of such grantee by reason of the Section 83(b) election and (ii) the grantee will realize a loss in an amount equal to the excess, if any, of the amount paid by the grantee for such shares over the amount received by the grantee upon forfeiture (which loss would be a capital loss). In such event, Health Card will be required to include in its income the amount of any deduction previously allowed to it in connection with the transfer of such shares. A grantee will realize gain in an amount equal to the excess, if any, of the amount received by the grantee upon such forfeiture over the grantee's tax basis in such shares (which gain would be capital gain).

     Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "Covered Employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered Employees" are a corporation's chief executive officer and any other individual whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended, by reason of being among the four most highly compensated officers (other than the Chief Executive Officer) for the taxable year. If certain requirements are met, compensation paid under certain qualified performance-based compensation arrangements (which among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is composed solely of two or more "outside
Directors," is not considered in determining whether Covered Employee compensation exceeds $1,000,000. Grants under the 2000 Restricted Stock Plan will not satisfy the requirements of Section 162(m) of the Code for performance based compensation, so that the income recognized in connection with the awards thereunder will be included in a Covered Employee's compensation for purposes of determining whether such Covered Employee's compensation exceeds $1,000,000.

     In the event that the lapse of Restrictions on any shares awarded under the 2000 Restricted Stock Plan is accelerated because of a Change of Ownership of Health Card (as defined in Code Section 280G(b)(2)), a portion of the income to the grantee resulting from the lapse of such Restrictions, either alone or together with any other payments made to the grantee, may constitute an excess parachute payment under Section 280G of the Code. In such event, subject to certain exceptions, a portion of such amount will be non-deductible to Health Card and the grantee will be subject to a 20% excise tax on such portion of such amount.

     RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of  Directors of Health Card  believes  that  approving  the 2000
Restricted Stock Plan is in the best interest of Health Card and its shareholders. The affirmative vote of the holders of a majority of the votes of the outstanding Common Shares of Health Card present in person or by proxy and entitled to vote on the proposal at the Meeting is required for approval of this proposal. THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE ADOPTION OF THE 2000 RESTRICTED STOCK PLAN.

                              INDEPENDENT AUDITORS

     BDO Seidman, LLP has served as Health Card's independent auditors since March 21, 1998 and has been selected as Health Card's independent auditors for the fiscal year ending June 30, 2000.

     A representative of BDO Seidman, LLP is expected to be present at the Meeting, will have the opportunity to make a statement, if such representative so desires, and the representative will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Meeting pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Exchange Act, must be received by the Secretary of Health Card at the principal executive offices of Health Card by August 5, 2001 for inclusion in Health Card's Proxy Statement and form of Proxy relating to such meeting. Health Card, however, may hold next year's annual meeting earlier in the year than this year's meeting. Accordingly, Health Card suggests that shareholder proposals intended to be presented at next year's annual meeting be submitted well in advance of August 15, 2001, the earliest date upon which Health Card anticipates the proxy statement and form of proxy relating to such meeting will be released to shareholders.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of all Shareholders provides for the transaction of such other business as may properly come before the Meeting, Health Card has no knowledge of any other matter to be presented at the Meeting other than matters 1 and 2 in the Notice. However, the enclosed Proxy gives discretionary authority in the event any other matters should be presented.

                                           By Order of the Board of Directors of
                                      National Medical Health Card Systems, Inc.




                                                                  Gerald Shapiro
                                                                  Secretary

Port Washington, New York
November 9, 2000


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                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              26 HARBOR PARK DRIVE
                         PORT WASHINGTON, NEW YORK 11050

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The  undersigned  hereby  appoints  Bert E.  Brodsky and Gerald  Shapiro as
Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of National Medical Health Card Systems, Inc. (the "Company") held of record by the undersigned on October 26, 2000 at the Annual Meeting of Shareholders to be held on November 20, 2000 or any adjournment thereof.


1.       ELECTION OF DIRECTORS

         FOR all nominees listed below          WITHHOLD AUTHORITY
         (except as marked to the               to vote for all nominees listed.
         contrary below).

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE SUCH NOMINEE'S NAME FROM THE LIST BELOW.)

             BERT E. BRODSKY       GERALD SHAPIRO        GERALD ANGOWITZ

           KENNETH J. DALEY      PAUL J. KONIGSBERG       RONALD L. FISH

2.       PROPOSAL TO RATIFY THE ADOPTION OF THE 2000 RESTRICTED STOCK PLAN

         FOR                                AGAINST                    ABSTAIN




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This Proxy,  when properly  executed,  will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AND IN FAVOR OF ANY PROPOSAL TO ADJOURN THE MEETING IN ORDER TO ALLOW HEALTH CARD ADDITIONAL TIME TO OBTAIN SUFFICIENT PROXIES WITH REGARD THERETO.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                                      DATED..............., 2000

                                                      Signature

                                                      Signature, if held jointly



             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE